Exhibit 10.1

Execution Version

INCREASE JOINDER NO. 1A

This INCREASE JOINDER NO. 1A, dated as of March 1, 2019 (this “Increase Joinder”), is being entered into with respect to the First Lien Term Loan Agreement, dated as of June 15, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Parent Borrower”), HORNBECK OFFSHORE SERVICES, LLC, a Delaware limited liability company (the “Co-Borrower”), the Lenders party thereto, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

A.    Section 2.09 of the Term Loan Agreement provides that Borrowers may, from time to time, request Incremental Term Commitments in an aggregate amount not to exceed the Incremental Amount subject to the terms and conditions set forth therein.

B.    The Borrowers desire to incur Incremental Term Commitments pursuant to Section 2.09 of the Term Loan Agreement in an aggregate principal amount of $50.0 million (the “No. 1 Incremental Term Commitments” and the Loans made pursuant to the No. 1 Incremental Term Commitments, the “No. 1 Incremental Term Loans”), a portion of which in an aggregate principal amount of $19,903,450 is being evidenced pursuant to this Increase Joinder (such Incremental Term Commitments, the “No. 1A Incremental Term Commitments”; the Lenders providing the No. 1A Incremental Term Commitments, the “No. 1A Incremental Term Lenders”; and the Loans made pursuant to the No. 1A Incremental Term Commitments, the “No. 1A Incremental Term Loans”), for purposes of Redeeming the Repurchased Notes (as defined in the No. 1A Note Purchase Agreement referred to below).

C.    The No. 1A Incremental Term Lenders desire to provide the No. 1A Incremental Term Commitments in the several amounts set forth on Schedule A hereto.

D.    In addition, the Borrowers desire to incur additional No. 1 Incremental Term Commitments pursuant to the Increase Joinders attached as Exhibit A hereto (the “Additional Increase Joinders”), and request the Initial Lenders to provide their written consent thereto.

E.    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Term Loan Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1.    Increase Joinder.

(a)    This Increase Joinder is an “Increase Joinder” referenced in Section 2.09(e) of the Term Loan Agreement. Borrowers, the Administrative Agent and the No. 1A Incremental Term Lenders hereby agree that the No. 1A Incremental Term Commitments shall become effective upon the satisfaction of the conditions set forth in Section 3 hereof (the date on which such conditions are satisfied, the “Increase Effective Date”). On the Increase Effective Date immediately after the establishment of the No. 1A Incremental Term Commitments, each No. 1A Incremental Term Lender shall, on a several basis, make No. 1A Incremental Term Loans to the Borrowers in the principal amount set forth opposite such No. 1A Incremental Term Lender’s name on Schedule A hereto; provided that the Borrowers agree that each No. 1A Incremental Term Lender’s obligation to make a No. 1A Incremental Term Loan to the Borrowers as provided in this Increase Joinder shall be satisfied by the deemed delivery by such No. 1A Incremental Term Lender of 100% of the proceeds of the No. 1A Incremental Term Loans of such No. 1A Incremental Term Lender to the No. 1A Note Sellers (as defined in Section 3 hereof) as specified in the applicable Borrowing Request in satisfaction of the payment of the purchase price owed to such No. 1A Note Seller under the No. 1A Note Purchase Agreement. The No. 1A Incremental Term Commitments shall be decreased to $0 immediately after giving effect to the No. 1A Incremental Term Loans as contemplated by the preceding sentence.

(b)    Borrowers, the Administrative Agent and the No. 1A Incremental Term Lenders hereby agree that the No. 1A Incremental Term Loans shall have terms identical to those of the Loans outstanding under the Term Loan Agreement immediately prior to the Increase Effective Date, other than to the extent set forth in any Fee Letter (the “Existing Term Loans”). After giving effect hereto on the Increase Effective Date, the No. 1A Incremental Term Loans shall be deemed to be Loans and the Loans shall be deemed increased by the amount of the No. 1A Incremental Term Loans. Without limiting the generality of the foregoing, the No. 1A Incremental Term Loans shall: (i) constitute Indebtedness and have all of the benefits thereof, (ii) have terms, rights, remedies, privileges and protections identical to those applicable to the Existing Term Loans (other than to the extent set forth in any Fee Letter) and (iii) be secured by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security Instruments.

(c)    All Interest Periods applicable to Existing Term Loans shall continue in effect after the Increase Effective Date. The No. 1A Incremental Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans, with such Borrowing to be subject to (x) Interest Periods which commence on the Increase Effective Date and end on the last day of the Interest Periods applicable to the Existing Term Loans and (y) the Adjusted LIBO Rate applicable to the Existing Term Loans. The Administrative Agent shall update the Register to account for the principal amount of the No. 1A Incremental Term Loans.

SECTION 2.    Representations and Warranties. To induce the other parties hereto to enter into this Increase Joinder, each Loan Party represents and warrants to the Administrative Agent and each Lender party hereto that, on and as of the Increase Effective Date:

(a)    such Loan Party (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority, and the legal right, to make, deliver and perform this Increase Joinder and (iii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Increase Joinder;

(b)    this Increase Joinder (i) has been duly executed and delivered on behalf of such Loan Party and (ii) constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and

(c)    the execution, delivery and performance of this Increase Joinder by such Loan Party will not result in a violation by such Loan Party of any requirement of law or any contractual obligation of such Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its Properties pursuant to any requirement of law or any such contractual obligation, other than as contemplated by the Term Loan Agreement.

SECTION 3.    Conditions Precedent. The occurrence of the Increase Effective Date is subject to the following conditions:

(a)    the Administrative Agent shall have received signature pages for this Increase Joinder from each Loan Party, HOS de Mexico II, S. de R.L. de C.V., the No. 1A Incremental Term Lenders and the Initial Lenders;

(b)    (i) the Note Purchase Agreement dated as of the date hereof (the “No. 1A Note Purchase Agreement”) by and among the Parent Borrower and the Persons identified as sellers party thereto (the “No. 1A Note Sellers”) shall have become effective and (ii) the Administrative Agent and the No. 1A Incremental Term Lenders shall have received a certificate from a Responsible Officer of the Parent Borrower certifying that the conditions precedent set forth in Section 5 of the No. 1A Note Purchase Agreement have been satisfied;

(c)    (i) the Borrowers shall have executed the Incremental Term Commitments Lender Fee Letters dated as of the date hereof among the Borrowers and the No. 1A Incremental Term Lenders (collectively, the “Supplemental Fee Letters”);

(d)    the Administrative Agent and the No. 1A Incremental Term Lenders shall have received:

(i)

a certificate of a Responsible Officer of the Parent Borrower certifying: (x) no Event of Default shall have occurred and be continuing or would exist after giving effect to the No. 1 Incremental Term Commitments and the use of proceeds of the No. 1 Incremental Term Loans and (y) after giving effect to the No. 1 Incremental Term Commitments and the use of proceeds of the No. 1 Incremental Term Loans, the representations and warranties of the Loan Parties set forth in the Term Loan Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of materiality) on and as of the Increase Effective Date with the same effect as though such representations and warranties had been made on and as of such date; provided that (a) to the extent that a representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or period, as the case may be, and (b) the representations and warranties contained in Section 7.04(a) of the Term Loan Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clause (a) of Section 8.01 of the Term Loan Agreement;

(ii)

a certificate of the secretary or an assistant secretary of each Borrower and each Guarantor setting forth resolutions of its board of directors, members or partners with respect to the authorization of such Borrower or such Guarantor to execute and deliver this Increase Joinder, the Additional Increase Joinders and to enter into the transactions contemplated hereby;

(iii)

a solvency certificate from a Responsible Officer of the Parent Borrower, in form and substance reasonably satisfactory to the No. 1A Incremental Term Lenders, confirming the solvency (as contemplated in Section 7.19 of the Term Loan Agreement) of the Parent Borrower, the Co-Borrower and the Guarantors, taken as a whole, after giving effect to the transactions contemplated by this Increase Joinder and the Additional Increase Joinders;

(iv)

a report from a Responsible Officer of the Parent Borrower, in form and substance substantially similar to the reports previously provided to the Initial Lenders, demonstrating in reasonable detail compliance with Section 9.09 of the Term Loan Agreement as of or immediately prior to the Increase Effective Date; and

(v)

an opinion of Latham & Watkins LLP, special counsel to the Borrowers and the Guarantors, an opinion of Winstead PC, special collateral counsel to the Borrowers and the Guarantors, and an opinion of Garza Tella Clyde & Co, special Mexican counsel to HOS de Mexico II, S. de R.L. de C.V., each in form and substance reasonably satisfactory to the Administrative Agent and the No. 1A Incremental Term Lenders;

(e)     the Administrative Agent shall have received one or more Borrowing Requests in accordance with Section 2.03 of the Term Loan Agreement (which Borrowing Request(s) shall include the identity of the No. 1A Note Sellers to whom the proceeds of the No. 1A Incremental Term Loans will be deemed to be delivered);

(f)    arrangements satisfactory to the No. 1A Incremental Term Lenders shall have been made for an amendment to the Fleet Mortgage to be duly executed and submitted for recordation to the National Vessel Documentation Center, which amendment shall be in form and substance satisfactory to the No. 1A Incremental Term Lenders and shall provide for the addition of a copy of this Increase Joinder as an exhibit to the Fleet Mortgage; and

(g)    Borrowers shall have paid all amounts owed pursuant to the Supplemental Fee Letters and pursuant to Section 12.03 of the Term Loan Agreement in connection with the provisions of the No. 1A Incremental Term Commitments.

SECTION 4.    Covenants. Within 60 days after the Increase Effective Date (or such later date to which the Required Lenders consent to in their reasonable discretion) the Loan Parties shall deliver to the No. 1A Incremental Lenders abstracts of title (or equivalent certificates) from the National Vessel Documentation Center and the National Maritime Public Registry (Registro Público Marítimo Nacional) of Mexico reflecting no outstanding Liens encumbering the Vessel Collateral, other than Liens in favor of the Collateral Agent or the trustee/mortgagee, as the case may be, and Liens permitted by Section 9.03 of the Term Loan Agreement.

SECTION 5.    Consent. Each of the Initial Lenders hereby consents to (i) the creation or provision of the No. 1A Incremental Term Commitments and Loans made with respect thereto pursuant to this Increase Joinder (including the establishment of the No. 1A Incremental Term Commitments on less than 10 Business Days’ prior written notice to the Administrative Agent) and (ii)(a) the creation or provision of the Incremental Term Commitments and Loans made with respect thereto pursuant to the Additional Increase Joinders (including the establishment of such Incremental Term Commitments on less than 10 Business Days’ prior written notice to the Administrative Agent) and (b) each Additional Lender’s providing the Incremental Term Commitments pursuant to the Additional Increase Joinders.

SECTION 6.    Term Loan Agreement. Except as specifically provided hereby, the Term Loan Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the Increase Effective Date, any reference to the Term Loan Agreement in any Loan Document shall mean the Term Loan Agreement as modified hereby and any reference to a Lender shall include each No. 1A Incremental Term Lender; provided that nothing in this Increase Joinder shall modify the composition of the Initial Lenders. Except as expressly set forth in this Increase Joinder, nothing herein shall be deemed to be a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Term Loan Agreement or any other Loan Document (and nothing in this Increase Joinder shall entitle the Borrowers to any consent of the type contained herein) in similar or different circumstances. This Increase Joinder shall be a Loan Document for all purposes.

SECTION 7.    Applicable Law. This Increase Joinder shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 8.    Counterparts. This Increase Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page of this Increase Joinder by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.    Reaffirmation. Notwithstanding the effectiveness of this Increase Joinder and the transactions contemplated hereby, (i) each Loan Party and HOS de Mexico II, S. de R.L. de C.V. acknowledges and agrees that each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Term Loan Agreement, as supplemented hereby) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Loan Documents with respect to all of the Indebtedness.

SECTION 10.    Headings. The Section headings used herein are for convenience of reference only, are not part of this Increase Joinder and are not to affect the construction of, or to be taken into consideration in interpreting, this Increase Joinder.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed by their respective authorized officers as of the day and year first written above.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Signature Page – Increase Joinder No. 1A

Hornbeck Offshore Services, Inc.

Execution Version

HORNBECK OFFSHORE TRANSPORTATION, LLC
HOS-IV, LLC
HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC
HORNBECK OFFSHORE OPERATORS, LLC
ENERGY SERVICES PUERTO RICO, LLC
HORNBECK OFFSHORE INTERNATIONAL, LLC
HOS PORT, LLC
HOS HOLDING, LLC
HOI HOLDING, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

HOS DE MEXICO II, S. DE R.L. DE C.V.

By:	/s/ Samuel A. Giberga
Name:	Samuel A. Giberga
Title:	Vice President

[Signature Page to Increase Joinder No. 1A]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent

By:	/s/ Nicole Kroll
Name:	Nicole Kroll
Title:	Assistant Vice President

[Signature Page to Increase Joinder No. 1A]

Exhibit A

[See attached]